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                                  Exhibit 4(kk)
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                       GERMAN AMERICAN CAPITAL CORPORATION
                               31 WEST 52ND STREET
                            NEW YORK, NEW YORK 10019




                             As of January 23, 1995


CRIIMI MAE Inc.
11200 Rockville Pike
Rockville, MD 20852

          Re: Sale by CRIIMI MAE Inc. (the "SELLER") of certain FHA mortgage loans (the "FHA LOANS") and certain GNMA securities (the "GNMA SECURITIES") to German American Capital Corporation (the "BUYER")

Ladies and Gentlemen:

          In connection with the above-referenced transaction, and in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Buyer and the Seller hereby agree as follows:

1. On the date hereof (the "CLOSING DATE") the Seller has sold certain FHA Loans to the Buyer pursuant to that certain Committed Master Repurchase Agreement Governing Purchases and Sales of Participation Certificates, dated as of the Closing Date, by and between the Seller and the Buyer (the "FHA REPURCHASE AGREEMENT").

2. On the Closing Date the Seller has failed to sell any GNMA Securities which Seller was required to sell to Buyer pursuant to that certain Commitment Letter, by Buyer to Seller, dated as of January 19, 1995 (the "COMMITMENT LETTER") and Committed Master Repurchase Agreement, by and between Buyer and Seller, dated as of the Closing Date (the "GNMA REPURCHASE AGREEMENT").

3. The Buyer and Seller acknowledge and agree that the failure of Seller to sell and deliver GNMA Securities to the Buyer on the Closing Date constitutes a breach of a material covenant of the Commitment Letter, and an Event of Default (the "BREACH AND DEFAULT") under each of the GNMA Repurchase Agreement and the FHA Repurchase Agreement (the Commitment Letter, the GNMA Repurchase Agreement and the FHA Repurchase Agreement are collectively referred to as the "OPERATIVE AGREEMENTS"), and without waiving any of its rights or remedies under the Operative Agreements, the Buyer has consummated the Transaction with respect to the FHA Loans as contemplated under the FHA Repurchase Agreement. Without waiving any of its rights or remedies under the
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     Operating Agreements, the Buyer shall refrain from exercising any of its rights or remedies under the Operative Agreements in connection with the Breach and Default until January 27, 1995.

4. Seller hereby agrees to deliver to the Buyer GNMA Securities in accordance with the requirements of the Commitment Letter and the GNMA Repurchase Agreement on or before January 27, 1995.

5. In the event that Seller fails to perform the covenant set forth in paragraph 4 above, Buyer may exercise all rights and remedies available to it pursuant to the Operative Agreements, provided that an Event of Default shall be deemed to have occurred and all notice requirements with respect thereto shall be deemed to have been given as of the Closing Date.

6. THE SELLER SHALL KEEP CONFIDENTIAL AND SHALL NOT DIVULGE TO ANY PARTY THE SUBSTANCE OF THIS LETTER, WITHOUT THE WRITTEN CONSENT OF THE BUYER, EXCEPT TO THE EXTENT THAT IT IS NECESSARY FOR THE SELLER TO DO SO IN WORKING WITH LEGAL COUNSEL, AUDITORS, TAXING AUTHORITIES OR OTHER GOVERNMENTAL AGENCIES. IN THE EVENT THAT THE BUYER DIVULGES TO ANY PARTY THE SUBSTANCE OF THIS LETTER, THE BUYER SHALL KEEP CONFIDENTIAL AND SHALL NOT DIVULGE TO ANY PARTY THE FACT THAT THE SELLER IS A PARTY TO THIS LETTER, WITHOUT THE WRITTEN CONSENT OF THE SELLER, EXCEPT TO THE EXTENT THAT IT IS NECESSARY FOR THE SELLER TO DO SO IN WORKING WITH LEGAL COUNSEL, AUDITORS, TAXING AUTHORITIES OR OTHER GOVERNMENTAL AGENCIES.

7. Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Operative Agreements.

8. This letter shall survive the Closing Date and shall not merge into the closing documents but instead shall be independently enforceable by the parties hereto.

9. This letter shall not be assigned by the Seller without the prior written consent of the Buyer, which consent shall be granted or withheld in the sole discretion of the Buyer.

10. This letter may be executed in any number of counterparts each of which shall constitute one and the same instrument, and either party hereto may execute this letter by signing any such counterpart.


                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]


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11.  THIS LETTER SHALL BE DEEMED IN EFFECT WHEN A FULLY EXECUTED COUNTERPART
     THEREOF IS RECEIVED BY THE BUYER IN THE STATE OF NEW YORK AND SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THIS LETTER SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

                                        Very truly yours,

                                        GERMAN AMERICAN CAPITAL
                                        CORPORATION


                                        By:  /s/ Charlene S. Chai
                                            -----------------------------------
                                        Name:     Charlene S. Chai
                                             ----------------------------------
                                        Title:        Vice President
                                               --------------------------------



Accepted and Agreed:

CRIIMI MAE INC.


By:    /s/ Jay R. Cohen
    ----------------------------------------------
Name:     Jay R. Cohen
      --------------------------------------------
Title:      Executive Vice President
      --------------------------------------------